UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – September 9, 2009

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-144492	20-0873619
Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10101 Woodloch Forest

The Woodlands, Texas 77380

(Address of principal executive offices including zip code)

(281) 863-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors.

(a), (d) Effective September 9, 2009, the Board of Directors of each of US Oncology Holdings, Inc. (“Holdings”) and US Oncology, Inc. (“USON”, and together with Holdings, the “Companies”) accepted the resignation of Thomas E. Doster as a Director of each of the Companies.

Effective September 9, 2009, the stockholders of each of the Companies elected Todd Vannucci to serve as a member of the Board of Directors of each of the Companies. Mr. Vannucci is a Managing Director at Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and assists in overseeing the investment portfolio of Morgan Stanley Principal Investments for the Americas. Mr. Vannucci joined Morgan Stanley in 1998 in its Global Capital Markets business.

Mr. Vannucci was designated by Morgan Stanley Strategic Investments, Inc. (“MSSI”) to serve on the Holdings Board of Directors pursuant to the Amended and Restated Stockholders Agreement dated December 21, 2006 by and among MSSI.; Welsh, Carson, Anderson & Stowe IX, LP; and the other stockholders party thereto, which provides, in part, that MSSI has the power to designate one director to the Board of Directors of Holdings. Mr. Doster had previously served as MSSI’s designee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2009

US ONCOLOGY HOLDINGS, INC.
US ONCOLOGY, INC.

By:	/s/ Phillip H. Watts
Name:	Phillip H. Watts
Title:	Vice President - General Counsel